INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this "Agreement") is made as of the 09 day of April 2024.

B E T W E E N:

ADURO ENERGY INC.

(the "Corporation")

- and -

CAMMACK STRATEGY, LLC
(the "Contractor")

WHEREAS the parties wish to update their existing verbal Independent Contactor Agreement by entering into this written agreement confirming that the Contractor will continue to provide independent services to the Corporation as hereinafter set forth.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby mutually covenant and agree as follows:

1. SCOPE OF DUTIES

(a) The Contractor agrees to perform and carry out faithfully the work, services, duties and responsibilities contemplated herein and to comply with all lawful and reasonable instructions as may from time to time be given by the Corporation with respect to the same.

(b) In consideration of the Contractor's agreement hereto and the Contractor's performance in accordance herewith, the Corporation retains the Contractor on the terms and subject to the conditions herein set forth.

(c) The Contractor is to provide services as an independent contractor or consultant.

(d) The work, services, duties and responsibilities of the Contractor herein are those set-out in the Summary of Responsibilities and Statement of Work attached as Schedule A hereto. Schedule A is subject to being revised as the parties may from time to time agree in writing.

(e) The Contractor shall provide in a professional manner in accordance with the highest industry standards and in accordance and compliance with all applicable laws, and the contractor shall be treated the same by the corporation.

(f) The parties acknowledge that the hours of work may vary and may be irregular. The Contractor acknowledges that this clause constitutes agreement to work such hours as are reasonably necessary to provide the services contemplated herein.

2. TERM OF AGREEMENT

(a) Subject to being terminated pursuant to the provisions of section 6 hereof, the term of this Agreement shall be for an indefinite term commencing on April 09, 2024 (the "Start Date"). As of the Start Date, this Agreement will replace and supersede all prior agreements between the parties save and except such Agreements referenced herein.

(b) Notwithstanding the Start Date of this Agreement, the parties acknowledge and agree that the Contractor has been previously and continuously employed by the Corporation since on or about January 11, 2022 and that such prior service shall be recognized for all purposes herein including but not limited to options granted and vesting requirements conveyed from January 11, 2022, forward.

3. NATURE OF RELATIONSHIP

(a) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed by the parties that the Contractor is an independent contractor and that neither the Contractor nor any of its representatives are to be considered an employee of the Corporation. For greater clarity, the relationship between Corporation and the Contractor is not one of principal and agent, employer and employee, partners or joint venturers. Accordingly, the Contractor understands that the Contractor is responsible for making all payments required by self-employed individuals including, without limitation, tax remittances, self contributions to benefit programs such as Pension Plan and any other amounts required to be paid under any statute, regulation, by-law or otherwise as a result of receipt by the Contractor of the fees and payments herein.

(b) The Contractor may during the term of this Agreement and any extension thereof, provide similar or other services to third parties, provided that such other services do not interfere with the provision of the services contemplated herein and provided that such other services are not for the benefit of any person, corporation or enterprise whose business interests are in conflict with those of the Corporation unless the Contractor obtains the prior written authorization of the Corporation. In this regard, the Contractor agrees, if requested in writing, by the Corporation, to furnish to the Corporation from time to time a list of other clients and companies for whom the Contractor acts or by whom the Contractor has been retained.

4. COMPENSATION

(a) The compensation is paid by the Corporation in monthly installments upon receipt of an invoice from the Contractor. For all services rendered by the Contractor pursuant hereto, the Contractor shall receive compensation of $200,000 Canadian Dollars per year inclusive of any applicable tax. Other compensation may be paid from time to time on a case by case basis and must be approved by the Corporation. The compensation is to be paid within thirty (30) days of receipt of invoice.

(b) The Contractor shall be entitled to participate in a wholly discretionary bonus program. Any such entitlement shall be based upon achievement of performance targets or other criteria as the Corporation may, in its sole discretion, decide. In this regard, the Corporation is under no obligation to declare such bonus. The Contractor acknowledges that there is no guarantee that any allocation of bonus will be made with respect to any particular time frame. For greater clarity, any bonus payment or stock option allocation will be solely in the discretion of the Corporation. The Contractor acknowledges and understands that the Contractor has no entitlement to any bonus unless and until the bonus is paid to the Contractor.

(c) The Contractor has been granted certain stock options in the Corporation in accordance with the terms and conditions of the current Aduro Clean Technologies Inc. Amended and Restated Incentive Stock Option Plan (the "Stock Option Plan") and the Aduro Clean Technologies Inc. Option Agreement between the parties (the "Option Agreement"). The Contractor hereby confirms and acknowledges that any right to exercise those stock options are governed by the terms and conditions of the Stock Option Plan, the Option Agreement and this Agreement.

(d) The Contractor acknowledges that with the exception of the compensation set out above there are no further benefits or compensation save and except those issued or granted at the discretion of the CEO and, or the Corporation since January 11, 2022.

(e) The Contractor shall be responsible for paying any amounts required to be paid under any Canadian or American statute, regulation, by-law or otherwise as a result of receipt by the Contractor of the compensation herein.

5. EXPENSES

(a) The Contractor shall be responsible for all expenses incurred by the Contractor in the provision of the services contemplated herein, other than those set forth in Section (b) of this paragraph.

(b) The Corporation shall be responsible for only those legitimate business expenses, which are agreed to by the Corporation and that are incurred by the Contractor in the performance of the services contemplated herein. Upon request, the Contractor shall provide to the Corporation vouchers, receipts, statements, and other requested documentation in respect of all such expenses.

6. TERMINATION

(a) Termination by Notice

Notwithstanding anything herein contained to the contrary, this Agreement may be terminated by either party giving the other party 30 days prior notice in writing; in which event, the Contractor shall continue to accrue and receive compensation through to the date of termination indicated in the termination notice and no more.

(b) Termination by Mutual Agreement

This Agreement may be terminated by mutual agreement of the parties hereto in writing, in which event the Contractor shall continue to accrue and receive compensation through to the date of termination reached pursuant to such mutual agreement and no more.

(c) Termination by Material Breach

This Agreement may be terminated effective at any time by either party giving notice in writing to the other of a material breach of the provisions of this Agreement in which event the Contractor shall continue to accrue and receive compensation through to the date of termination indicated in the termination notice and no more. Material breach shall include if the Contractor or any of its representatives:

(i) Breaches any of its duties or obligation with respect to confidential information, non-solicitation or intellectual property

(ii) Is guilty of theft, fraud, willful misconduct or willful neglect in the workplace,

(iii) Is persistently dishonest, habitually incompetent or neglectful of the Contractor's duties or responsibilities; or

(iv) Harasses or abuses the Corporation's employees, investors, customers/clients/suppliers or other stakeholders.

Specific details of any alleged material breach shall be outlined within any written termination notice from the party alleging a material breach.

7. CONFIDENTIALITY AND NON-DISCLOSURE

(a) The Contractor shall hold in strict confidence the business and affairs of the Corporation, its affiliates and each of their respective past, present and prospective customers/clients/suppliers (as applicable) and of others the Contractor has access to arising from or related to this Agreement and all information relating thereto, including but not limited to all confidential and proprietary information. During the term of this Agreement and any time thereafter in perpetuity, the Contractor will not directly or indirectly disclose to any third party or use for any other purpose than that of carrying out authorized activities on behalf of the Corporation and in accordance with the Corporation's policies, guidance, and procedures, and/or as expressly authorized by the Corporation, confidential and/or proprietary information in any form, whether written, graphic, oral or other form, including but not limited to the following:

(i) Information relating to past, present, and prospective customers/clients/suppliers, licensors, licensees and their affiliates, including but not limited to markets, marketing plans, marketing activities, marketing strategies, sales and distribution, Corporation assets and businesses, present or contemplated developments, financial information, financial structure, past, present, or prospective financing arrangements, past, present or prospective customer/client/supplier lists, past, present or prospective partner lists, past, present or prospective consultant lists, past, present or prospective investor lists, techniques of operation, trade secrets, any information regarding ingredients, formulae, formulation and/or recipes for the manufacture and/or compounding of the products made by the Corporation or its affiliates, programs, requirements, business strategies, business plans, business opportunities, business proposals, concepts, ideas, products, plans, apparatus, devices, materials, technology, know-how, technical data and information, technical developments, research and development, data, records, sketches, photographs, drawings, specifications, samples, reports, manuals, documents, prototypes, hardware, software, telecommunication, and other equipment, working materials, processes, findings, inventions (whether or not patentable and whether they are trade secrets or not), developments, formulations, compounds, applications, methods of manufacture, techniques, costs, pricing information, pricing strategies, pricing or timing of any contracts, as well as the similar confidential information of third parties that the Corporation has agreed to keep confidential;

(ii) Information respecting the identity of any past, present, or prospective customer/client/supplier of the Corporation

(iii) Information otherwise disclosed to the Corporation on a confidential basis by third parties

(iv) Information otherwise identified to the Contractor as confidential information; and

(v) Information which in the judgment of a reasonable person within the industry would be considered confidential,

All of the foregoing collectively constitutes "Confidential Information".

(b) The Contractor's obligations of confidence described above include, without limiting the generality of the foregoing:

(i) Taking every reasonable step to prevent third parties from obtaining, examining and/or making copies of any Confidential Information or other information, documents or papers (whether in tangible or intangible form) relating to the Corporation or its business, prepared by the Contractor or that come into the Contractor's possession or under the Contractor's control by reason of this Agreement;

(ii) Using the Contractor's best efforts to follow all confidentiality, security and information technology policies of the Corporation

(iii) Using the aforementioned information solely as may be required in connection with the Contractor's duties hereunder and strictly in accordance with policies, procedures and instructions prescribed by the Corporation; and

(iv) Upon termination of this Agreement, turning over to the Corporation all documents or papers (whether in electronic or hard copy form) and any other property or materials in the Contractor's possession or under the Contractor's control that contain or constitute Confidential Information or otherwise relate to the business of the Corporation or its past, present and prospective customers/clients/suppliers.

(c) It is understood that Confidential Information does not include information which is:

(i) Widely and generally available to the public other than by breach of obligations of confidence specifically owed by the Contractor;

(ii) Rightfully received by the Contractor, outside of the course of the Contractor's work for the Corporation including this Agreement, from a third party without confidentiality limitations (as can be reasonably demonstrated by the Contractor by reference to the Contractor's records);

(iii) Independently developed by the Contractor without recourse to any Confidential Information of the Corporation or its past, present, or prospective customers/clients/suppliers or others (as can be reasonably demonstrated by the Contractor by reference to the Contractor's records) and which is developed outside the course of this Agreement and does not breach the Contractor's obligations to the Corporation pursuant to this Agreement nor otherwise conflict with the Corporation's business;

(iv) Known to the Contractor prior to first receipt of the same in the course of the Contractor's work for the Corporation under this Agreement or otherwise (as can be reasonably demonstrated by the Contractor by reference to the Contractor's records);

(v) Permitted to be disclosed by law under any applicable "whistleblower" legislation; and

(vi) Required to be disclosed by law or court order save and except where the Contractor is prohibited by law or by the court order referenced herein, the Contractor shall use its best efforts to immediately advise the Corporation of the demand to disclose such information so that the Corporation can seek appropriate protective orders.

(d) The mingling of Confidential Information with information that falls within one or more of the exceptions in subsection 6(c) above shall not impair the status of, or obligations of confidence and non-use respecting, the confidential parts. Further, even if one piece of information may not be confidential, but in combination with other information, in the aggregate is confidential, it shall constitute Confidential Information.

(e) At the request of the Corporation, throughout this Agreement and anytime thereafter, the Contractor shall return and/or destroy all Confidential Information in their control or possession, including any and all back-ups (including by a third party service provider).

(f) This section 7 shall survive termination of this Agreement.

8. NON-SOLICITATION

(a) The Contractor acknowledges that the Contractor has certain professional obligations to the Corporation and the Contractor agrees that the Contractor will not during the term of this Agreement or within 12 months thereafter, directly or indirectly:

(i) Attempt to obtain the withdrawal from the Corporation or its affiliates of any of their respective employees or other contractors;

(ii) Approach or solicit any present or prospective investor, customer/client/supplier, maturing business or financing opportunity or agent of the Corporation or its affiliates in order to attempt to direct any such parties or opportunities away from the Corporation or its affiliates;

(iii) Solicit or divert any investing, financing or other business away from the Corporation or its affiliates;

(iv) Induce or persuade any present or prospective investors, financers, identified strategic partners, customers/clients/suppliers, agents or other persons under contract or otherwise associated or doing business with the Corporation or its affiliates to reduce or alter any such association or business with the Corporation or its affiliates; or

(v) Otherwise interfere or attempt to interfere with any of the contractual, financial, business or economic relationships of the Corporation or its affiliates with other parties.

(b) For the purpose of this section 8, the parties agree that the definition of present or prospective investor, customer/client/supplier, maturing business or financing opportunity, or agent shall include only those parties with whom the Contractor has had significant dealings by virtue of this Agreement herein within the preceding 12 months.

9. OWNERSHIP OF PROPERTY

(a) The Contractor agrees that during the term of this Agreement and thereafter any and all equipment, devices or other property provided to the Contractor by the Corporation, if any, shall remain the property of the Corporation. The foregoing shall include all property (whether in electronic or hard copy form) including, without limitation, computers, peripherals, software, keys, door passes and any other equipment.

(b) Upon termination of this Agreement, the Contractor shall immediately return to the Corporation any and all of the foregoing property and shall return to the Corporation any other property, which has been leased or rented by the Corporation for use by the Contractor, if any.

(c) The Contractor agrees that upon termination of this Agreement, the Contractor shall take all reasonable steps required by the Corporation to assist in the orderly transfer of the information, documentation and other property of the Corporation in the possession of the Contractor. This obligation includes, but is not limited to, the Contractor's duty and obligation to immediately provide all relevant security login information, passwords, or keys to allow the Corporation full access to digital assets or other property as required.

(d) This section 9 shall survive termination of this Agreement.

10. INTELLECTUAL PROPERTY

(a) "Intellectual Property" means (i) all inventions, processes, business systems, discoveries, developments, or improvements, whether or not patentable, or whether subject of patent(s) or application(s) therefore, (ii) all copyright-protected works (including, without limitation, all works of authorship, literary, artistic, dramatic, musical works and software) and including the benefits of any moral rights and waivers of moral rights, (iii) all brand names, logos, slogans, product names, service names, trademarks, trade dress, corporate names, business names, trade names, and domain names, all whether or not registrable or subject of registrations or applications for registration and all goodwill associated therewith, (iv) all designs and industrial designs, mask works (including integrated circuit topographies) whether or not patentable or registrable, and whether or not patented or registered, or the subject of application(s) for registration, (v) all formulae, algorithms, hardware, techniques, methods, documentation, confidential information (including Confidential Information), trade secrets, know-how, and any information or material having value, and (vi) all other intellectual and industrial property, tangible or intangible, in any form or media, whether or not registered or subject of application(s) for registration.

(b) All Intellectual Property provided to the Contractor by the Corporation (or to which the Contractor is provided or has access directly or indirectly) which relates to the Corporation, its business, or its operations (including Intellectual Property of affiliates, suppliers, licensors, licensees, or clients of the Corporation) ("Corporation IP") shall remain the exclusive property of the Corporation (and/or its affiliates, suppliers, licensors and clients as applicable) at all times.

(c) All Intellectual Property created, developed, generated or discovered by the Contractor during the term of this Agreement (in whole or in part, whether alone or in combination with others, whether or not during business hours, whether or not at any premises of the Corporation and whether or not using any property of the Corporation) which relates to the Corporation, its business, or its operations, including but not limited to their actual or demonstrably anticipated research and development, or relates to uses or incorporates any Confidential Information, including all work product created, developed or generated by the Contractor during the term of this Agreement ("Contractor-created IP") shall be the exclusive property of the Corporation at all times. The Contractor shall promptly disclose in writing any Contractor-created IP to the Corporation which is relevant to the Corporation, its business, or its operations.

(d) The Contractor shall assign and transfer to the Corporation, unconditionally and without requirement for further compensation or consideration, (and hereby so assigns and transfers to the Corporation) all Contractor-created IP and all of the

Contractor's worldwide right, title and interest therein (including all Intellectual Property rights therein).

(e) The Contractor shall not, without the express prior permission of the Corporation, use in the performance of the Contractor's responsibilities or add or incorporate into any Contractor-created IP any Intellectual Property which belongs to the Contractor (including any Intellectual Property developed by the Contractor prior to this Agreement) or which is owned by any other person or entity (including Intellectual Property owned by any former client or customer of the Contractor or any "open source" Intellectual Property). The Contractor herein represents and warrants and covenants to the Corporation throughout the term of this Agreement that by entering into this Agreement, the Contractor is not in violation of any other agreement or restrictive covenant with any third party or former client or customer of the Contractor.

(f) During and after the term of this Agreement, the Contractor shall, upon the request of the Corporation, sign all lawful documents and do all lawful things as requested by the Corporation for the purpose of affecting and confirming the assignment and transfer of Contractor-created IP to the Corporation and for the purpose of allowing and assisting the Corporation to register, protect and enforce its rights in Contractor- created IP.

(g) The Contractor shall access and use all Corporation IP and Contractor-created IP for the sole purpose of performing the Contractor's responsibilities and services under this Agreement and for no other purpose. The Contractor acknowledges that the Corporation reserves the right to request, in writing, information about the Contractor's use of its Intellectual Property, as defined in subsection 10(a), and the

Contractor hereby agrees to respond to such inquiries in an expeditious, honest, and forthright manner.

(h) The Contractor waives (and agrees to waive), unconditionally and irrevocably, all moral rights the Contractor may have in any Contractor-created IP in favour of the Corporation, its affiliates, successors, assigns, and those gaining rights to the Contractor-created IP (directly or indirectly, through multiple tiers), as the Corporation designates from time to time.

(i) Apart from the limited rights set out herein to access and use Corporation IP and Contractor-created IP for the performance of the Contractor's responsibilities and services under this Agreement, the Contractor has no right, title or interest in any Corporation IP or Contractor-created IP and has no other right or licence to access, use or otherwise exploit any Corporation IP or Contractor-created IP.

(j) Further, the Contractor understands and agrees that the decision whether or not to commercialize or market any Corporation IP is within the Corporation's sole discretion and for the Corporation's sole benefit and that no royalty or other payments are or will be due to the Contractor as a result of the Corporation's efforts to commercialize or market any such Intellectual Property.

(k) The Contractor agrees that this Agreement provides for the express disposition of any Domain Name comprised of, containing, or confusing with, the Corporation's name or trademarks (the "Corporation Domain Names") upon termination of this Agreement, and the failure of the Contractor to transfer the Corporation Domain Names to the Corporation upon termination shall constitute bad faith registration and an absence of legitimate interest as per the Uniform Dispute Resolution Policy or CIRA's Dispute Resolution Policy, or whatever dispute resolution policy applies. The Contractor agrees that under no circumstances would their registration of any Corporation Domain Names be legitimate and bona fide in nature.

(l) The failure by the Corporation to insist upon the strict performance of the provisions of this section or to exercise any provision hereof, shall not act as a waiver of any right, promise or term, which shall continue in full force and effect. No single or partial exercise of any right or remedy by the Corporation shall preclude any other or future exercise of any other right or remedy as provided at law or in equity which rights and remedies are cumulative and not exclusive of any right or remedy provided at law or in equity.

(m) The Contractor may own or have rights in Intellectual Property that is not Contractor- created IP (as defined above) and that: (i) was developed by the Contractor entirely on the Contractor's own time, without using or incorporating the Corporation's or any customer's/clients/supplier's or licensors or licensees of the Corporation or any affiliates of the foregoing, Confidential Information, Intellectual Property, resources, equipment, supplies, facilities, or funds; (ii) does not relate to the business of the Corporation or the Corporation's actual or demonstrably anticipated research and development; (iii) does not relate to or use or incorporate any Confidential Information or Corporation IP or result from any work performed by the Contractor for the Corporation;. Without limiting the generality of the foregoing, such property ("Excluded Property") includes the Excluded Property, if any, listed on the attached Schedule B: However, if the Contractor incorporates any Excluded Property into any Corporation IP or customer/client Intellectual Property, then the Contractor hereby grants (and agrees to grant) to the Corporation or to the customer/client, as the case may be, in such circumstances (whether or not the Contractor provides disclosure), a non-exclusive, perpetual, transferable, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicenses, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Excluded Property. To the extent that any third parties have rights in any such Excluded Property, the Contractor hereby represents and warrants that such third party or parties have validly and irrevocably granted to the Contractor the right to grant the license stated above.

(n) This section 10 shall survive termination of this Agreement.

11. ACKNOWLEDGEMENT AND SURVIVAL

(a) The Contractor and the Corporation acknowledges that a breach of any of the provisions of sections 5, 6, 7, 8, 9, 10, 11, 12 and 13 by the Contractor or the Corporation may give rise to irreparable harm and injury non-compensable in damages. Accordingly, the Contractor or the Corporation or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing provision, in addition to any other legal remedies, which may be available.

(b) The provisions of this Agreement shall survive the termination of the contractual relationship herein and shall be enforceable notwithstanding the existence of any claim or cause of action of the Contractor against the Corporation whether predicated upon this Agreement or otherwise.

(c) If a court of competent jurisdiction would otherwise declare any portions of this paragraph void or unenforceable in the circumstances, such portions of this paragraph shall be reduced in scope, territory and/or duration of time to such an extent that such court would hold the same to be enforceable in the circumstances. The portions of this paragraph with respect to scope, territory and duration shall be separate and distinct and fully severable without affecting the enforceability of the entire paragraph.

12. INDEMNIFICATION

(a) The Contractor agrees at all times to indemnify and hold harmless the Corporation, its officers, directors, agents, employees, servants and representatives of and from any and all actions, causes of action, liabilities, claims, demands, suits, debts, dues, damages, losses, injuries, expenses or otherwise, which may be brought by for taxation, statutory deductions or withholdings by Canadian and/or American authorities; personal injury; death; property damage or other damage suffered by any person, firm or corporation arising from or in any way connected with the provision of the services contemplated herein by the Contractor or those for whom the Contractor is in law responsible.

(b) The Corporation agrees at all times to indemnify and hold harmless the Contractor, its agents, employees, servants and representatives of and from any and all actions, causes of action, liabilities, claims, demands, suits, debts, dues, damages, losses, injuries, expenses or otherwise, which may be brought by for taxation, statutory deductions or withholdings by Canadian and/or American authorities; personal injury; death; property damage or other damage suffered by any person, firm or corporation arising from or in any way connected with the provision of the services contemplated herein by the Corporation or those for whom the Corporation is in law responsible.

(c) The Contractor and the Corporation agree at all times to provide the services contemplated herein in accordance with all applicable federal, state, provincial, and municipal laws and regulations.

13. PUBLICITY

(a) The Contractor and the Corporation shall not originate any publicity, news release, public statement or public announcement, whether written or oral, relating to the services or this Agreement, without prior oral or written consent of the other party.

(b) The Contractor and the Corporation shall not use each other's name or likeness in any advertising material without the prior oral or written consent of the other party, which consent may be arbitrarily withheld.

14. SET OFF

(a) To the extent permitted by law, upon the termination of this Agreement, any amounts due to the Corporation by the Contractor arising during the course of this contract shall be set off against any amounts due to the Contractor. The Corporation agrees to provide an exact accounting of such set off claims, in writing, to the Contractor prior to making such set offs. Thirty (30) day written notice shall be considered reasona

15. DISCLOSURE

(a) The Contractor undertakes and agrees that after the termination of the contractual relationship herein and prior to entering into any contractual relationship with any other party to serve as an contractor, advisor, or in any other capacity with any other business, undertaking, association, partnership, firm, enterprise or venture, the Contractor shall disclose to such other party the relevant and active terms of paragraphs 6, 7, 8, 9, 10 and 13 of this Agreement.

16. APPLICABLE LAW

(a) This Agreement and the rights and obligations of the parties hereunder shall be construed and governed in accordance with the laws of the Province of Ontario.

17. ENTIRE AGREEMENT

(a) This Agreement contains the entire understanding and agreement between the parties hereto with respect to the services of the Contractor and the subject matter hereof.

(b) Any and all previous agreements and representations, written or oral, expressed or implied, between the parties hereto or on their behalf, relating to the services of the Contractor and the subject matter hereof, are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such prior agreements and representations.

(c) Except as provided herein, no amendment or variation of any of the provisions of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

18. SEVERABILITY

(a) In the event that any provision herein or part thereof shall be deemed void, invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision, shall, to the extent permitted by law, be replaced by a provision which, being valid, comes closest to the intention of both parties underlying the invalid, illegal or unenforceable provision.

19. NOTICES

(a) Any consent, approval, notice, request, or demand required or permitted to be given by one party to the other shall be in writing in person or by email to be effective and shall be deemed to have been given on the earlier of receipt or the tenth day after mailing by registered mail as follows:

(i) If to the Corporation:

ADURO CLEAN TECHNOLGIES INC.

(ii) If to the Contractor:

CAMMACK STRATEGY, LLC

or such other address as may have been designated by written notice.

(b) Any consent, approval, notice, request or demand aforesaid if delivered or transmitted electronically (by email or otherwise) shall be deemed to have been given on the date of such delivery or transmission and receipt thereof. Any such delivery shall be sufficient, inter alia, if left with an adult person at the above address of the Contractor in the case of the Contractor, and if left with the receptionist at the above address of the Corporation in the case of the Corporation. The Corporation or the Contractor may change its address for service, from time to time, by notice given in accordance with the foregoing.

20. ASSIGNMENT AND SUBCONTRACTING

(a) Neither the rights nor obligations under this Agreement shall be assigned or otherwise disposed of without the prior written consent of the non-assigning party. Notwithstanding the foregoing, the Contractor shall be permitted to subcontract the services contemplated herein provided that the Contractor shall still remain responsible for the same.

21. INDEPENDENT LEGAL ADVICE

(a) The parties each agree and acknowledge that:

(i) They each have the right to obtain independent legal advice before signing this Agreement;

(ii) They each were provided reasonable opportunity and time to obtain such advice;

(iii) Either such advice has been obtained by each party or that they do not wish to seek or obtain such independent legal advice; and

(iv) They each have read and fully understand the terms of this Agreement.

(Signature Page To Follow)

22. EXECUTION AND DELIVERY

(a) This Agreement may be executed by the parties in separate counterparts each of which, when executed, shall be considered to be an original and all of which shall constitute the same agreement.

(b) This Agreement will be electronically signed through DocuSign or otherwise and those electronic signatures are the same as handwritten signatures for the purposes of creating a valid, binding, and admissible agreement.

(c) Delivery and acceptance of this Agreement or counterparts of it, by facsimile, e-mail or other functionally equivalent electronic means of transmission, constitutes valid, enforceable and effective delivery and acceptance.

The parties hereto have duly executed this Agreement to be effective as of the date first above written.

	)	CAMMACK STRATEGY, LLC
Signed by the Contractor	)
on April 09, 2024	) Per:	/s/ Gene Cammack	c\s
	)	I have authority to bind the corporation
	)	Gene Cammack
	)	Principal

	)	ADURO ENERGY INC.
Signed by the Corporation	)
on April 09 , 2024	) Per:		c\s
/s/ Ofer Vicus
	)	I have authority to bind the corporation
	)	Ofer Vicus
	)	Chief Executive Officer

SCHEDULE A

Summary of Responsibilities and Statement of Work.

1. The Contractor will maintain an office of their own in Houston, Texas, USA.

2. The Contractor agrees to observe all lawful policies of the Corporation and agrees to perform all such services associated with the same.

3. The Contractor agrees to abide by any and all applicable Canadian and American federal, state, provincial and municipal laws and regulations (including without limitation the Ontario Business Practices Act and the Consumer Protection Act) while performing the services contemplated hereunder.

4. Upon mutual agreement, the Contractor will from time to time have access to the workplace of the Corporation in connection with the performance of the services herein.

5. The Contractor will perform the duties related to a Chief Operating Officer.

SCHEDULE B

Excluded Property

The Contractor shall set out the specifics of Excluded Property. However, if disclosure would cause you to violate any prior confidentiality agreement, you shall not list details of such items here, but instead you shall include a general/generic listing of Excluded Property along with a statement informing the Employer that details have not been listed for that reason.

Excluded Property includes the following: